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                                                                EXHIBIT 8.1


                                            Brobeck, Phleger & Harrison LLP


                                             One Market, Spear Street Tower


                                            San Francisco, California 94105


                                                    Telephone: 415.442.0900


                                                    Facsimile: 415.442.1010


                                                            www.brobeck.com


       , 2002


Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA 94043

Ladies and Gentlemen:

   This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of July 2, 2001, between Synopsys, Inc., a Delaware corporation ("Parent"), Oak Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and IKOS Systems, Inc., a Delaware corporation ("Target"), and
(ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Merger Sub will merge with and into Target (the "Merger"), and Target will become a wholly owned subsidiary of Parent.

   Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

   We have acted as legal counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

  1. The Agreement;

  2. The Registration Statement;

  3. Representation letters provided by Parent and Target in connection with this opinion; and

  4. Such other instruments and documents related to Parent, Target, Merger Sub and the Merger as we have deemed necessary or appropriate.

   In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

  A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

  B. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law;

  C. Parent and Target will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below;

  D. All covenants contained in the Agreement (including exhibits thereto) are performed without waiver or breach of any material provision thereof;
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  E. All statements made "to the knowledge of" or otherwise similarly qualified are correct without such qualification. As to all matters with respect to which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intent, understanding or agreement and such action will not be taken; and

  F. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.

   Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading "The Merger and Related Transactions--Material United States Federal Income Tax Consequences," we are of the opinion that:

  (i) For federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code.

  (ii) No gain or loss will be recognized by holders of Target common stock solely upon their receipt of Parent common stock in exchange for Target common stock in the Merger (except to the extent of cash received in lieu of a fractional share of Parent common stock);


  (iii) The aggregate tax basis of Parent common stock received by Target stockholders in the merger (including any tax basis attributable to fractional shares deemed to be disposed of) will be the same as the aggregate tax basis of Target common stock surrendered in exchange therefor;

  (iv) The holding period of Parent common stock received by each Target stockholder in the merger will include the period for which the Target common stock surrendered in exchange therefor was considered to be held, provided that the Target common stock so surrendered is held as a capital asset at the time of the merger; and

  (v) Cash payments received by a holder of Target common stock in lieu of a fractional share will be treated as if the fractional share of Parent common stock had been issued in the merger and then redeemed by Parent. A Target stockholder receiving cash payments will recognize gain or loss, upon payment, measured by the difference, if any, between the amount of cash received and that stockholder's basis in the fractional share.

   The statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "The Merger and Related Transactions--Material United States Federal Income Tax Consequences," insofar as they constitute statements of law or legal conclusions, constitute our opinion as to such tax consequences. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth herein or in the Registration Statement under the heading "The Merger and Related Transactions--Material United States Federal Income Tax Consequences."

   In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

  (1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.
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  (2) No opinion is expressed as to any transaction other than the Merger
      (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

   This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.

Very truly yours,

BROBECK, PHLEGER & HARRISON LLP